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                                  EXHIBIT 10.20


                         AMENDED AND RESTATED AGREEMENT

       This Agreement is made as of the 1st day of November, 1997, by and between GC COMPANIES, INC. (the "Company") and PAUL R. DEL ROSSI (the "Executive").

                              W I T N E S S E T H :

       WHEREAS, the Executive is employed by the Company as President and Chief Executive Officer of its wholly owned subsidiary, General Cinema Theatres, Inc. ("General Cinema"); and

       WHEREAS, the Executive and the Company are parties to an Agreement dated as of December 14, 1993, pursuant to which the Executive is continuing his employment with the Company (the "Original Agreement"); and

       WHEREAS, the Company wishes to provide for the continued employment of the Executive and to provide for him an incentive to stay with the Company; and

       WHEREAS, the parties have agreed to renegotiate the terms of the Executive's employment and to set forth those terms in this Agreement, which amends and restates in its entirety the original Agreement between the parties with respect thereto.

       NOW, THEREFORE, in consideration of the parties, and for other good and lawful consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

       1. EMPLOYMENT. The Company hereby employs the Executive, as Chairman of General Cinema Theatres, Inc. through October 31, 1998, and in such capacity as the President of the Company may determine throughout the remainder of the term hereof. The Executive shall report directly to the Company's President, shall participate in the management of the Company's affairs as directed by the President of the Company, it being intended that the Executive participate in or manage General Cinema's international activities, specialty film ventures, the Corporate Real Estate Committee, and shall have such other and additional duties of an executive nature as may be specified from time to time by the President of the Company.

       2. TERM. The Executive's employment under this Agreement shall commence on November 1, 1997, and shall continue until October 31, 2002. This Agreement may otherwise be terminated only in accordance with the provisions of Section 7 of this Agreement.

       3. DUTIES. The Executive shall devote all of his work time to the business of the Company (other than incidental non-competing activities which do not materially detract from the Executive's ability to perform his duties hereunder, as approved by the President of the Company), and shall



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              serve the Company and act in all respects as a "good employee" and representative of the affairs of the Company. The Executive agrees to use his best efforts to promote and advance the interests of the Company, and, in particular, to increase the profits thereof.

       4.     COMPENSATION.

              a. For services rendered under this Agreement, the Executive's salary shall be $330,000 per annum through October 31, 1998. From November 1, 1998 through the end of the term hereof, the Executive's salary shall be $300 per hour based upon such hours as may be accounted for and documented to the reasonable satisfaction of the Company's President, but in no event will the Executive's salary be less than $237,500 per year from November 1, 1998 through the end of the term hereof. All salary shall be payable in equal installments paid not less than twice monthly during the term of this Agreement, with any additional amounts owed based upon work in excess of 792 hours per year to be paid at the end of the fiscal quarter in which such excess hours were incurred.

              b. The Executive shall not be eligible for any further benefits under General Cinema's EVA Incentive Plan (the "EVA Plan"). At the time of payment of the fiscal year 1998 EVA Plan bonus, the Executive shall receive all outstanding bonus awards due under the EVA Plan relating to fiscal year 1997 that would otherwise be deferred thereunder.

              c. During the term hereof, the Executive may be eligible for an annual bonus for extraordinary performance, the determination of which shall be made in the sole discretion of the President of the Company.

       5. ADDITIONAL ARRANGEMENTS; FRINGE BENEFITS. In addition to the salary and bonus referred to under Section 4 hereof, the Company will provide the following for and on behalf of the Executive:

              a. All stock options previously granted to the Executive by the Company shall vest in full as of October 31, 1998. The Executive shall be eligible for stock option grants for fiscal years 1997 and 1998 as determined by the Compensation Committee of the Board of Directors of the Company, and shall not be eligible for such awards thereafter;

              b. Upon the Executive's retirement, the Executive shall be entitled to retirement benefits under the Company's Retirement Plan in a lump sum or monthly benefit amounts, at the Executive's option based upon the Executive's age at retirement in accordance with the provisions of such plan;

              c. In lieu of benefits that the Executive is now entitled to or would become entitled to through the term hereof under the Company's Supplemental Executive Retirement Plan, on October 31, 1998 and on each October 31 thereafter through October 31, 2002, the Company shall pay $181,500 per year (less any applicable withholding taxes that the



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                     Company is required by law to withhold) to an irrevocable
                     trust created by the Executive for the benefit of such beneficiaries as he shall determine;

              d. Up to age 65, the Executive will receive family health insurance coverage pursuant to the Company's Executive Medical insurance plan or plans maintained by the Company. Through October 31, 2002, the Executive shall receive Group Term Life Insurance coverage in accordance with the Company's basic plan (which currently provides a death benefit equal to one and one-half times base salary). Throughout the term hereof, the Executive may participate in the Company's Key Executive Deferred Compensation Plan in accordance with its terms, and the Executive shall be entitled to all other employee fringe benefits afforded to a Vice President of the Company.

       6. EXPENSE REIMBURSEMENT. The Executive shall be reimbursed by the Company for all reasonable travel and other expenses actually and properly incurred by him with respect to his duties hereunder and in accordance with any policies adopted by the Company's Board of Directors, and for all such expense he shall furnish receipts, statements or vouchers to the President of the Company, as required by Company policy.

       7.     TERMINATION.

              a. The Executive's employment shall be terminated by the Company prior to the expiration of the term of this Agreement, only upon the occurrence of one of the following events:

                     i.     the death of the Executive;

                     ii.    the Total Disability of the Executive; or

                     iii.   for Cause.

              b. The Executive's employment shall be terminated by the Executive prior to the expiration of the term of this Agreement, only upon the occurrence of one of the following events:

                     i. the voluntary retirement, resignation or termination of this Agreement by the Executive, upon thirty (30) days written notice to the Company; or

                     ii.    Upon a Change in Control of the Company.

              c.     The following definitions shall apply to this Agreement:

                     i. "Total Disability" means that as of the date of termination, the Executive was unable to perform his duties in the normal and regular manner for either
                            (a) 80% or more of the normal working days during the six full consecutive calendar



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                            months most recently ended; or (b) 50% or more of
                            the normal working days during the 12 full consecutive calendar months most recently ended.

                     ii. "Change in Control" means the occurrence of any of the events described in (1) or (2) below, if, as a result thereof, persons who, as of the effective date hereof, constituted the Company's Board of Directors (the "Incumbent Board") cease for any reason, including without limitation as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board of Directors, provided that any persons becoming a director of the Company subsequent to the Effective Date whose nomination or election was approved by at least a majority of the directors then comprising the Incumbent Board shall, for purposes of this Agreement, be considered a member of the Incumbent Board:

                            (1) Any "person" as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended, (the "Act")) becomes a "beneficial owner" (as such terms is defined in Rule 13d-3 promulgated under the
                                   Act) (other than the Smith Family Group (as described in the most recent proxy statement filed by the Company with the Securities and Exchange Commission)) directly or indirectly, of securities of the Company representing more than the greater of (a) twenty percent (20%) of the combined voting power of the Company's then outstanding securities; or (b) the percentage of the combined voting power of the Company's then outstanding securities as to which the Smith Family Group is the beneficial owner; or

                            (2) The Smith Family Group becomes the beneficial owner of less than twenty percent (20%) of the combined voting power of the Company's then outstanding securities.

       8.     EFFECT OF TERMINATION.

              a.     i.     In the event the Executive's employment is
                            terminated prior to the end of the term by the Company due to Total Disability or by the Executive due to a Change in Control, the Executive shall receive a lump sum payment equal to all unpaid amounts payable hereunder for salary and bonus under paragraph 4 and continuation of all benefits provided under paragraph 5 in accordance with the terms thereof.

                     ii. In the event the Executive's employment is terminated prior to the end of the term by the Executive under paragraph 7.b.i., or in the event that the Executive's employment is terminated by the Company for Cause, the Executive shall receive no continuing salary or bonus under paragraph 4, and all amounts payable and benefits hereunder shall terminate, except for pension benefits provided under



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                            paragraph 5.b. and payments to the trust described
                            under paragraph 5.c. hereof, which shall continue in accordance with the terms thereof.

                     iii. In the event the Executive' employment is terminated prior to the end of the term due to death, the Executive shall receive no continuing salary or bonus under paragraph 4, and all amounts payable and benefits hereunder shall terminate, except for pension benefits provided under paragraph 5.b., payments to the trust described under paragraph 5.c. hereof, and family health insurance coverage described in the first sentence of paragraph 5.d. hereof, which shall continue in accordance with the terms thereof.

              b. In the event the parties dispute the Executive's entitlement to the compensation provided under this Section, the parties agree that the issue shall be submitted to binding arbitration under the auspices of the American Arbitration Association in Boston, Massachusetts. Costs of the arbitration shall be borne by the non-prevailing party. The parties agree to be bound by the outcome of such arbitration, and that the final award of arbitration shall be final, binding and nonappealable.

       9.     NON-COMPETITION; NON-SOLICITATION.

              a. During the course of the Executive's employment with the Company, and solely by reason of his employment relationship with the Company, he will have access to and have and will continue to gain knowledge of financial and statistical information, business plans and programs, processes, pricing, costs, expansion plans, methods, techniques, marketing and other data relating to customers and suppliers, designs, know-how and business practices of the Company, its subsidiaries and affiliates, and other information which is not generally available to the public (collectively, "Confidential Information"). The Executive acknowledges that the Confidential Information has been developed by the Company at considerable expense. The Executive realizes that the unauthorized disclosure or misuse of Confidential Information could cause irreparable damage to the Company, including the loss of valuable customers. Therefore, the Executive agrees that except in the furtherance of the performance of his duties as an employee of the Company, the Executive will not at any time disclose or communicate to any third party other than employees of the Company authorized to use such information, or use to the detriment of the Company, or for his personal benefit or the benefit of any third party outside of the scope of his employment with the Company, any Confidential Information. The Executive further agrees that he will not remove from the offices of the Company or retain without the written consent of the Company any document, record or any other materials constituting or containing Confidential Information, except as may be reasonably necessary for the performance of his duties as an employee of the Company. Upon the voluntary or involuntary termination of his employment with the Company, he shall return to the Company all documents, records and other materials constituting or containing Confidential Information which he has in his possession.



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              b.     Throughout the term hereof and during the eighteen (18)
                     month period immediately following termination of the Executive's employment with the Company, he shall not directly solicit any employee of the Company.

              c.     (i)    Throughout the term hereof, and through October 31,
                     2002 in the case of termination of the Executive's employment with the Company prior to the end of the term for Cause or due to the voluntary termination of this Agreement by Executive, the Executive shall not, directly or indirectly, within the United States and any country in which the Company or any of its subsidiaries or affiliates then engages directly or indirectly in such a business, engage in or own, manage, operate, join, control, be employed by, or participate in the management, operation or control of, or be connected in any manner with any motion picture exhibition business

                     (ii)(A)For eighteen (18) months after the termination
                            hereof unless subparagraph (i) applies due to termination for cause or the voluntary termination by the Executive, the Executive shall not, directly or indirectly within the United States engage in or own, manage, operate, join, control, be employed by, or participate in the management, operation or control of, or be connected in any manner with any motion picture exhibition business.

                        (B) For eighteen (18) months after the termination
                            hereof unless subparagraph (i) applies due to termination for cause or the voluntary termination by the Executive, the Executive shall not directly or indirectly within any market area outside of the United States in which the Company or any of its subsidiaries or affiliates engages directly or indirectly in such business, engage in or own, manage, operate, join, control, be employed by, or participate in the management, operation or control of, or be connected in any manner with any motion picture exhibition business. For purposes of this subparagraph, "market area" means any city outside the United States in which the Company or any of its subsidiaries or affiliates engages in the motion picture exhibition business, plus a ten (10) mile radius from any theatre location of the Company or any of its subsidiaries or affiliates located outside of the United States at which operations have commenced, or which commence within eighteen months from such termination.

                     (iii) The foregoing provisions shall not prohibit the Executive from owning a minority interest of not more than one percent (1%), including stock options, in such a corporation whose stock is publicly traded.

              d. The Executive acknowledges that in the event of a breach of the foregoing provisions by the Executive, the Company is not able to be adequately compensated at law and that the provisions hereof shall be specifically enforceable by court order in addition to all other



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                     rights and remedies at law or in equity available to the
                     Company for the breach or threatened breach hereof.

              e. The Executive acknowledges that he has carefully considered the foregoing provisions and having done so, agrees that the restrictions set forth hereinabove, including, but not limited to the time restrictions and the restrictions on his activities, are reasonably required for the protection of the interests of the Company. Notwithstanding the foregoing, if any of the foregoing provisions would be enforceable except for the fact that it is too broad to protect the reasonable interests of the Company, such provisions shall be enforceable only to the extent deemed reasonable by a court of competent jurisdiction to protect the interests of the Company. In the event any of the foregoing provisions shall be modified or reformed, or held to be invalid or unenforceable by a court of competent jurisdiction, the remaining provisions hereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included therein.

       10. NOTICES. All notices by any party to any other party shall be in writing and shall be deemed to be properly given and delivered if served personally or sent by registered mail addressed to the parties at such place or to such other party or person as may from time to time be designated by written notice.

       11. MISCELLANEOUS. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts. This Agreement shall be binding upon and shall inure to the benefit of the legal representative, successors, heirs and assigns of the parties hereto (provided, however, that the Executive shall not have the right to assign this Agreement in view of its personal nature). All headings and subtitles contained in this Agreement are for the convenience of reference only and are not of substantive effect. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior negotiations and understandings (or any part thereof), written or oral, with respect to the subject matter of this Agreement, including the Original Agreement. There are no oral agreements in connection with this Agreement. Neither this Agreement nor any provision of this Agreement may be waived, terminated, modified or amended orally or by any course of conduct but only by an agreement in writing duly executed by all of the parties. If any article, section, portion, subsection or subportion of this Agreement shall be determined to be unenforceable or invalid, then such article, section, portion, subsection or subportion shall be modified in the letter and spirit of this Agreement to the extent permitted by applicable law so as to be rendered valid, and any such determination shall not affect the remainder of this Agreement, which shall be and shall remain binding and effective as against all parties. The word "Agreement" as used in this Agreement shall be deemed to include any and all renewals of this Agreement.




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       IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.



                                      GC COMPANIES, INC.



                                      By:
                                          -------------------------------------
                                          Robert A. Smith
                                          President and Chief Operating Officer



                                          -------------------------------------
                                          Paul R. Del Rossi





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